Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SEMLER SCIENTIFIC, INC.

ARTICLE I

Stockholders

Section 1 Annual Meeting.

(a) An annual meeting of the stockholders, for the purpose of the election of directors to succeed those whose terms may expire in such year and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”), on such date, and at such time as may be designated by the Board of Directors each year.

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of record of the Corporation at the time of the giving of the notice required in Section 1(c) of this Article I who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c) For nominations or business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (iii) of Section 1(b), (i) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) the stockholder of record must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 1, (iii) any such business must be a proper matter for stockholder action under Delaware law and (iv) the stockholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 1(d)(iii)(D)). To be timely, a notice by a stockholder of record must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) or more than one hundred and twenty (120) days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 1(c), if the meeting is convened more than sixty (60) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day, a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a stockholder of record required by this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.

1

(d) Such notice by a stockholder of record shall set forth:

(i) If such notice pertains to the nomination of directors, as to each person whom the stockholder of record proposes to nominate for election or reelection as a director: (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) such person’s written consent to serve as a director if elected; (C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation or agreement as may be required by the Corporation pursuant to Section 4 of Article II of these Bylaws. For purposes of these Bylaws, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

(ii) As to any business that the stockholder of record proposes to bring before the meeting: a brief description of such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such stockholder of record.

(iii) As to (1) the stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a “party”):

(A) the name and address of each such party;

(B) (1) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 1(d), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in

2

a general partner and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner or other person, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(C) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and

(D) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record (such statement, a “Solicitation Statement”).

(iv) A stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in Section 1(c) to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 1(c), a stockholder’s notice required by this Section 1 and which complies with the requirements in Section 1(d), other than the timing requirements in Section 1(c), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(f) A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a stockholder of record in accordance with Section 1(b)(iii); or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(g) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3

(h) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2 Special Meetings.

(a) Special meetings of the stockholders, other than those required by statute, may only be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation at such time and for such purpose as the person calling such meeting shall see fit. Special meetings of the stockholders may not be called by any other person or persons. The Board of Directors and, in the absence thereof, the Chairman of the Board or the Chief Executive Officer, may postpone or reschedule any previously scheduled special meeting. A special meeting of stockholders shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL, on such date, and at such time as designated in the notice of such special meeting.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or, in the absence thereof, the Chairman of the Board or the Chief Executive Officer. The notice of such special meeting shall include the purpose for which the meeting is called. If a special meeting of stockholders has been called for the purpose of the election of directors, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of record who, at the time of giving of notice provided for in this paragraph, shall be entitled to vote at the meeting, who delivers a written notice to the Secretary setting forth the information set forth in Section 1(d)(i) and 1(d)(iii) of this Article I and who provides to the Secretary of the Corporation any updates as supplements to such notice at the times and in the forms specified in Section 1(d)(iv). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article I.

(c) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3 Notice of Meetings.

(a) Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the certificate of incorporation of the Corporation).

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the

4

means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c) If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 4 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

Section 5 Quorum of Stockholders. At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum is present, any action brought before such meeting shall be approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action, unless the action is one upon which, by express provision of the DGCL, the certificate of incorporation, or these Bylaws, a larger or different vote is required, in which case such express provision shall take priority and control the requirements for decision of such action. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting to another place, if any, date, or time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A holder of stock shall be treated as being present at a meeting if the holder of such stock is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder, or by such person’s duly authorized attorney in fact.

Section 6 Proxies; Voting. Unless otherwise provided in the certificate of incorporation, at any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission authorized pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7 Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the Chief Executive Officer, a Vice-President, or, if none of the foregoing is in office and present and acting, a chairman to be chosen by the stockholders. The Secretary of the Corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

5

ARTICLE II

DIRECTORS

Section 1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation which are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 2 Number, Tenure, and Qualification. Subject to the rights of the holders of any series of preferred stock to elect any director, the number of directors authorized under these Bylaws shall range from a minimum of three (3) to a maximum of fifteen (15), and the actual number of directors within this range may be fixed or changed periodically by resolution of the Board of Directors. Directors are not required to be residents of the State of Delaware or stockholders of the Corporation.

Section 3 Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4 Eligibility for Nomination as a Director. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 1 and 2 of Article I of these Bylaws or such period as the Board of Directors may specify) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 5 Manner of Election; Vacancies. The directors shall be elected by the stockholders at the annual meeting of stockholders, or any meeting held in lieu thereof, by a plurality vote of those stockholders present or represented by proxies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors and an unfilled vacancy resulting from the removal of any director for cause or without cause, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director, unless the stockholders vote to leave the directorship vacant. A director elected to fill a vacancy shall hold office until the next annual

6

meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the DGCL. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 6 Resignation. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its acceptance by the Board of Directors.

Section 7 Removal. Except as may otherwise be provided by the DGCL, any director or the entire Board of Directors may be removed, with or without cause, at an annual meeting or at a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 5 of this Article II.

Section 8 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority denied it by Section 141 of the DGCL.

Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

Section 9 Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board of Directors may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board of Directors, the Chief Executive Officer, any officer, or any director, upon notice thereof being given to each director by the initiator of the special meeting or upon no notice thereof being given, provided all of the directors are present at such special meeting, or provided that those directors who are not present at such special meeting shall at any time waive notice thereof. The Board of Directors, in its discretion, may election a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board of Directors may prescribe. The Chief Executive Officer may preside in the absence of the Chairman. The Vice President may preside in the absence of both.

Directors or members of any committee designated by the directors may participate in a meeting of the

7

Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 10 Notice. Notice of the place, date, and time of any special meeting shall be given to each director by whom it is not waived by mail or personal delivery or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same at least two (2) days before such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be given when the notice is transmitted to the facsimile number shown on the Corporation’s records for that director. If notice is given by electronic transmission, such notice shall be deemed to be given when the notice is transmitted to the electronic mail address shown on the Corporation’s records for that director. Any director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11 Quorum; Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board of Directors, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the certificate of incorporation, or by these Bylaws. At all meetings of the Board of Directors, each director shall have one vote, irrespective of the number of shares he or she may hold in the Corporation.

Section 12 Compensation. Unless otherwise restricted by the certificate of incorporation, the Board of Directors, or a duly authorized committee thereof, shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

Section 13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

OFFICERS

Section 1 Officers; Qualifications. The Corporation shall have a Chief Executive Officer, a President, and a Secretary, and may have such other Officers as the Board of Directors may prescribe, including a Vice President(s) and a Treasurer(s). Any two or more offices may be held by the same person.

Section 2 Appointment; Term of Office. The Officers shall be appointed by the Board of Directors. Each Officer shall hold office until his or her successor has been duly appointed, unless removed in accordance with these Bylaws. A duly appointed Officer may appoint one or more Officers or Assistant Officers if such appointment is authorized by the Board of Directors.

Section 3 Duties; Powers. The duties and powers of the Officers shall be as follows and shall hereafter be changed or modified only by resolution of the Board of Directors:

Chief Executive Officer

The Chief Executive Officer shall, when present, preside at all meetings of the stockholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of

8

Directors. He/she shall also have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are put into effect. The Chief Executive Officer, unless some other person is specifically authorized by resolution of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, leases, and other contracts of the Corporation. He/she shall have the power to hire and discharge agents and employees who are not Officers of the Corporation.

President

The President shall be the chief operating and administrative officer of the Corporation. He or she shall have general responsibility for the management and control of the operations and administration of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have power to sign all stock certificates, contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervision and direction of all of the other officers (other than the Chief Executive Officer), employees and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors and to the direction of the Chief Executive Officer.

Vice President

The Vice President shall assist the Chief Executive Officer in the management of the business and affairs of the Corporation and shall perform such other duties as may be assigned by the Chief Executive Officer or the Board of Directors. He/she shall serve in the capacity of Chief Executive Officer at and during such times as the Chief Executive Officer is unable to fulfill his/her duties, which shall include presiding at Corporation meetings when the Chief Executive Officer is absent.

Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors. He/she shall also have custody of all the books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or some other person authorized to have custody and possession thereof by resolution of the Board of Directors. He/she shall keep a register of the name and address of each stockholder. The Secretary shall, with the Chief Executive Officer, sign all certificates of stock, bonds, deeds, mortgages, leases, and other contracts of the Corporation. He/she also, from time to time, shall make such reports to the Officers, Board of Directors, and stockholders as may be required.

Treasurer

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of and be responsible for all of the monies, funds, securities, valuable papers, and other documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer), and shall deposit such monies, funds, securities, valuable papers, and other documents of the Corporation in such banks and depositories as the Board of Directors may designate. He/she may be required to give bond in such form and amount, and with such sureties, as may be required by the Board of Directors. He/she shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other obligations for the payment of money, and pay out, deposit, or dispose of such under the direction of the Chief Executive Officer or the Board of Directors.

Section 4 Removal. Any Officer may be removed by a majority vote of the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an Officer shall not in itself create contract rights.

Section 5 Resignation. Any Officer may resign his or her office at any time, such resignation to be made in writing and to take effect at the time specified therein or, if no time is specified, upon its acceptance by the Board of Directors. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6 Vacancies. Any vacancy occurring in any office in the Corporation shall be filled promptly by the Board of Directors, either at a regular meeting or a special meeting, for the unexpired portion of the term.

9

Section 7 Salaries. The salaries of all of the Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be prevented from receiving a salary by reason of the fact that he or she is also a Director or a stockholder of the Corporation.

ARTICLE IV

CONTRACTS AND LOANS

Section 1 Contracts. The Board of Directors may authorize any Officer or Officers or any other agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE V

SHARES OF THE CORPORATION

Section 1 Certificates; Uncertificated Shares. Shares of the Corporation’s stock shall be represented by certificates, provided the Board of Directors may provide, by resolution, that some or all classes or series of its stock may be uncertificated shares. Each holder of stock represented by a certificate, and upon request, every holder of uncertificated shares, shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the President, or the Secretary. Each certificate shall state on the face thereof the name of the Corporation, the state under which it is organized, the date of issuance, the number and class of shares for which the same is issued, and the name of the person to whom issued. Any or all signatures on the certificate may be facsimile or electronic transmission. No certificate for any shares shall be issued and delivered until such shares are fully paid. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the capital stock of the Corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic transmission signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, these Bylaws, applicable securities laws, or any agreement among any number of stockholder or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 2 Subscriptions. Subscriptions to the shares of the Corporation shall be paid at such times and in such installments as the Board of Directors by resolution may determine. If a default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare such shares as are not yet fully paid forfeited for the use of the Corporation in the manner prescribed by statute.

Section 3 Transfer. Subject to restrictions on transfer imposed by the Board of Directors and referenced on each certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 4 Loss. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the

10

Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

Section 5 Transfer Book. The transfer book of the Corporation may be closed for such period, not exceeding sixty (60) days, in anticipation of stockholders’ meetings, as the Board of Directors may determine. In lieu of closing the transfer book, the Board of Directors may fix a day, not less than ten (10) days prior to any stockholders’ meeting, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined. Only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Unless otherwise fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6 Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

ARTICLE VI

DIVIDENDS

Subject to the provisions of the certificate of incorporation, the Board of Directors at any regular or special meeting may declare and the Corporation may pay dividends on its outstanding shares in the manner and upon terms and conditions as are provided by law. Such dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE VII

TRANSACTIONS BETWEEN CORPORATION

AND INTERESTED OFFICERS AND DIRECTORS

No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even

11

though the disinterested directors be less than a quorum; or

(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

AMENDMENTS

Section 1 By the Board of Directors. Subject to the provisions of the certificate of incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Section 2 By the Stockholders. Subject to the provisions of the certificate of incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting.

ARTICLE IX

GENERAL PROVISIONS

Section 1 Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January and end on the last day of December.

Section 2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 3 Certificate of Incorporation. All references in these Bylaws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the Corporation, as in effect from time to time.

Section 4 Books and Records. The books and records of the Corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

12